UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 11, 2004

COMERICA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10706	38-1998421

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

(Address of principal executive offices) (zip code)

(800) 521-1190

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Investor Day Presentation Slides

ITEM 5. OTHER EVENTS.

On March 8, 2004, the registrant issued a press release announcing that it would host an Investor Day on Thursday, March 11, 2004, at The St. Regis, located at Two East 55th Street at Fifth Avenue in New York City. The general public is invited to participate via a live Webcast, which will be available at http://www.comerica.com/2004investorday. A copy of the slides to be presented at the conference is filed as an exhibit to this report.

EXHIBITS

     99.1       Investor Day Presentation Slides

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom

		Name: Title:	Jon W. Bilstrom Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

March 11, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Day Presentation Slides